SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange

Act of 1934

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[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

Emergency Filtration Products, Inc.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing the Proxy Statement if other than the Registrant)

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[ ]  Fee paid previously by written preliminary materials.

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EMERGENCY FILTRATION PRODUCTS, INC.

175 Cassia Way, Suite A115

Henderson, NV 89014

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 25, 2006

TO THE SHAREHOLDERS OF EMERGENCY FILTRATION PRODUCTS, INC.:

The annual meeting of the shareholders (the “Annual Meeting”) of Emergency Filtration Products, Inc. (the “Company”), will be held at the Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, NV 89014, on August 25, 2006, at 9:00 a.m., Pacific Time, to:

1. Elect 4 directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

2. Consider and act upon the ratification of the appointment of Piercy Bowler Taylor & Kern, as independent public accountants; and

3.  Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JULY 27, 2006 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY ENCLOSED WITH THIS NOTICE.

HOLDERS OF MORE THAN 50% OF THE COMPANY’S 41,691,851 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  APPROVAL OF THE PROPOSALS DISCUSSED ABOVE REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE QUORUM.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

BY ORDER OF THE BOARD OF DIRECTORS

/S/Douglas K. Beplate, President

Las Vegas, Nevada

July 28, 2006

EMERGENCY FILTRATION PRODUCTS, INC.

175 Cassia Way, Suite A115

Henderson, NV 89014

PROXY STATEMENT

This Proxy Statement is furnished to shareholders of Emergency Filtration Products, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the annual meeting of the shareholders (the “Annual Meeting”) to be held at the Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, NV 89014, August 25, 2006, at 9:00 am, Pacific Time.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted affirmatively to:

1.  Elect 4 directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

2.  Ratify the appointment of Piercy Bowler Taylor & Kern, as independent public accountants; and

3.  Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The enclosed proxy, even though executed and returned to the Company, may be revoked by the shareholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting.  If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the board of directors’ recommendations as set forth herein.

The entire expense of this proxy solicitation (estimated at $12,500) will be borne by the Company.  In addition to this solicitation, in order to ensure that a quorum is represented at the Annual Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

ONLY HOLDERS OF RECORD OF THE COMPANY’S 41,691,851 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT JULY 27, 2006 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHAREHOLDER HAS THE RIGHT TO ONE VOTE FOR EACH SHARE OF THE COMPANY’S COMMON STOCK OWNED.  CUMULATIVE VOTING IS NOT PROVIDED FOR.

MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY FORM ENCLOSED WITH THIS NOTICE.  HOLDERS OF MORE THAN 50% OF THE COMPANY’S 41,691,851 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  APPROVAL OF THE PROPOSALS DISCUSSED ABOVE REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE QUORUM.

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING MAILED ON OR ABOUT AUGUST 2, 2006, TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

The following table sets forth the name, age, position, and year first elected of each current director and executive officer of the Company.

Name	Age	Position	Held Since

Douglas K. Beplate	51	President, Director	July 2000
Steve M. Hanni	38	Chief Financial Officer Secretary, Treasurer	November 2002 November 2005
Thomas Glenndahl	59	Director	May 2002
Dr. Raymond C.L. Yuan	62	Director	December 1997
Sherman Lazrus	72	Chairman of the Board Director	June 2001 December 1998
David Bloom	56	Director	May 2004

The following persons have been nominated for election as directors of the Company:

Douglas K. Beplate

Thomas Glenndahl

Raymond Yuan

David Bloom

Certain biographical information with respect to the nominees for director is set forth below.  Each director, if elected by the shareholders, will serve until the next annual meeting of the shareholders, or until their successors have been duly elected and qualified.

Biographical Information on Nominees

Douglas K. Beplate, President, signed an agreement with the Company in 1996 whereby he provided consulting services and was subsequently appointed to his present position and elected to the Board of Directors in July, 2000.  Mr. Beplate is the co-founder of the Company.  He is also an officer of the Company whose responsibilities include product design, research and development, patent work and production.  Prior to his position with the Company, he was a consultant to various medical products firms from 1993 to 1996 where he was involved in research and development, and product design.  Mr. Beplate is also an experienced entrepreneur and business manager.  He was Founder of Kinder tot, Inc. (1990-1993).  He has directed and managed all aspects of a $10 million budget for a $100 million sporting goods company, Udicso, d.b.a. Sunset (1980-1986) including advertising, merchandising, promotions, markdowns, vendor relations and inventory control of 50 stores in six states.

Thomas Glenndahl, Director, was appointed as a director in May 2002.  He was born in Sweden in 1946 and educated in the United States and Europe and resides in Waterloo, Belgium and Tiburon, California.  He graduated with a Masters degree of Business Administration in international marketing from Gothenburg School of Economics in 1970.  His professional experience includes:  Commercial Attache with the Swedish Chamber of Commerce in Paris, France (1970-1971); Investment Banker with Barkley Securities, London and England (1972-1974), US Director of Interstudy, San Francisco (1974-1977), CEO of Sitzmat, Inc., San Francisco (1977-1981), and; Founder of the ASPECT International Language Schools in San Francisco, CA (1982) which was sold to Sylvan Learning Systems in 1998.  Since 1998, Mr. Glenndahl has acted as an independent investor and consultant.  He currently serves as a Director of Harling Properties in Sweden, Aksu Pharmaceuticals in Turkey, Transnico International Group SA and Transnico Technologies Group SA in Belgium.  He is also a partner in the MVI Group in Scandinavia and Switzerland.

Dr. Raymond C.L. Yuan, Director, was elected to the Board in December, 1997.  Since 1993, Dr. Yuan has served as Managing Director of AsiaWorld Medical Technology Limited, an exclusive master distributor of advanced medical and healthcare products in South East Asia, including the People's Republic of China.  In addition, Dr. Yuan currently serves in the following positions:  President of the MedNet Group located in Hong Kong, a group of healthcare education and communications companies; Managing Director of Bio-health Consultancy Limited (Hong Kong), a consulting firm specializing in bio-health and biotechnology consulting to medical institutions; and Executive Director of Financial Resource International, Limited located in Hong Kong, an international investment banking firm.  Dr. Yuan graduated form the University of California, Berkeley in 1967 with a Bachelor of Science degree in Chemistry.  He subsequently received a Masters degree in Physical Chemistry from Columbia University in 1968 and a Ph.D. in Chemical Physics from Columbia University in 1972.  Dr. Yuan was also a National Health Institute Postdoctoral Fellow at Yale University in 1972 and a Rudolph J. Anderson Fellow at Yale University in 1974.  Dr. Yuan also received a Master of Business Administration degree from Stern School of Business Administration, New York University in 1983.

David Bloom, Director, was elected to the Board in May 2004. Mr. Bloom has been CEO and President of Le Gourmet Chef, housewares products company, since 2001.  From 1999 to 2001, he was CEO and founder of Princeton Photo Network, an entity consolidating photography studios to reduce costs.  From 1994 to 1999, he was CEO and founder of Sneaker Stadium, a start up venture that expanded to 50 store locations.  From 1991 to 1994, Mr. Bloom was CEO and President of Record World, and successfully turned around the 80 store retailer of music products.  From October 1990 to March 1991, Mr. Bloom served as COO of Barnes & Noble bookstores, responsible for the small store division.  From 1974 to 1990, Mr. Bloom was employed by Herman=s World of Sporting Goods, as President and CEO from 1987 to 1990.  Mr. Bloom received a B.S.E. degree from the University of Michigan in 1971 and an M.B.A. from Harvard Business School in 1974.

Compensation of Directors

On September 22, 2004, pursuant to a Board resolution, the Company’s board approved the annual compensation to be $18,000 per director for services rendered as a member of the Board of Directors, payable in cash or an equivalent number of common shares calculated based upon the closing price of the shares on each anniversary date. The anniversary date is to be August 31st of each year.  In addition, directors are reimbursed for expenses incurred in connection with their services as directors.

During fiscal 2005, the Company issued a total of 236,840 shares of common stock valued at $0.38 per share, to the Company’s directors for director services rendered totaling $90,000.

The board of directors met one time in person and five times via telephone during fiscal 2005.  Beginning in May 2006, the board of directors implemented bi-weekly telephone meetings.

Committees of the Board of Directors

The Company is not required to have an Audit Committee or an Executive Committee.  The tasks and responsibilities of these committees are performed by the entire board of directors.

Nominating and Compensation Committees

At this time, the independent members of the board of directors (Raymond Yuan, Thomas Glenndahl and David Bloom) act as the nominating and compensation committees.  Board members consider possible nominees for director brought by other board members and may consider suggested nominees from shareholders although there is no formal process for doing so.  There is no charter or written policy for consideration of nominees because the board has not determined that such a charter or policy is necessary.

Code of Ethics

The Company adopted a Code of Ethics for its executive officers and employees during the year ended December 31, 2005.  The Code of Ethics is posted on the Company’s website at www.emergencyfiltration.com.

Vote Required

Election of the proposed slate of nominees requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Holders of more than 50% of the Company’s 41,691,851 issued and outstanding shares of common stock must be represented at the Annual Meeting to constitute a quorum for conducting business.  Approval of each of the nominees for director requires an affirmative vote of the majority of the quorum. Our board of directors unanimously recommends a vote “FOR” all of the nominees.

PROPOSAL NO. 2

RATIFY THE SELECTION OF PIERCY BOWLER TAYLOR & KERN AS INDEPENDENT AUDITORS

Our Board of Directors has selected Piercy Bowler Taylor & Kern as independent auditors for the fiscal year ending December 31, 2006.  To our best knowledge, at no time has Piercy Bowler Taylor & Kern had any direct or indirect financial interest in or any connection with us other than as independent public accountants.

Piercy Bowler Taylor & Kern has been the independent certified public accountant who has examined our financial statements for the fiscal year ended December 31, 2005.  Our Board of Directors anticipates that a representative of Piercy Bowler Taylor & Kern will be present at the Meeting.

AUDIT FEES AND SERVICES

1. Audit Fees - The aggregate fees billed us to date for fiscal years 2005 and 2004 for professional services rendered by Piercy Bowler Taylor & Kern for the audit of our annual financial statements and review of our quarterly financial statements was approximately $40,500 and $37,500, respectively.

2. Audit-Related Fees - The aggregate fees billed us for fiscal years 2005 and 2004 for professional services rendered by Piercy Bowler Taylor & Kern for other professional services rendered such as the review of the Company=s S-2 registration statement and S-8 filings was $0 and $6,150, respectively.

  3) Tax Fees - None

  4) All Other Fees - None

Vote Required

The affirmative vote of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the selection of Piercy Bowler Taylor & Kern as independent auditors.  Holders of more than 50% of the Company’s 41,691,851 issued and outstanding shares of common stock must be represented at the Annual Meeting to constitute a quorum for conducting business.  Ratification of Piercy Bowler Taylor & Kern requires an affirmative vote of the majority of the quorum.  Our board of directors unanimously recommends a vote “FOR” the selection.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 14, 2006 the name and address and the number of shares of our Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 41,691,851 shares of our Common Stock issued and outstanding, and the name and shareholdings of each director and of all officers and directors as a group.  Beneficial ownership numbers and calculation of % of class assume the exercise of any outstanding options and warrants and the corresponding increase in the number of outstanding shares.

Title of Class	Name and Address	Number of Shares	% of Class

Common	Douglas K. Beplate 175 Cassia Way, Ste. A115 Henderson, NV 89014	3,800,368	9.12%
Common	Josiah T. Austin 12626 Turkey Creek Road Pearce, AZ 85625	5,574,363	13.37%

Securities Ownership of Officers and Directors

Title of Class	Name and Address	Number of Shares	% of Class

Common	Douglas K. Beplate President, Director	3,800,368	9.12%
Common	Steve M. Hanni Chief Financial Officer/Sec./Treas.	260,556	0.63%
Common	Dr. Raymond C.L. Yuan Director	382,368	0.92%

Common	Sherman Lazrus Chairman of the Board	147,368	0.35%
Common	David Bloom Director	147,368	0.35%
Common	Thomas Glenndahl Director	172,368	0.41%

	Total (6 persons)	4,910,396	11.77%

Securities Authorized for Issuance Under Equity Compensation Plans

On September 15, 2004, the Company adopted a 2004 Stock Option and Award Plan (the “Plan”) under which options to acquire the Company’s common stock or bonus stock may be granted from time to time to employees, including officers and directors and/or subsidiaries.  In addition, at the discretion of the board of directors or other administrator of the Plan, options to acquire common stock or bonus stock may from time to time be granted under the Plan to other individuals who contribute to the Company’s success or to the success of the Company=s subsidiaries but who are not employees.  A total of 2,500,000 shares of common stock may be subject to, or issued pursuant to, options or stock awards granted under the terms of the Plan.  The shares underlying the Plan were registered by the Company on a Registration Statement on Form S-8 filed with the Commission on September 29, 2004.

As of December 31, 2005, 1,479,000 shares of the Company’s common stock were issued pursuant to the Plan for the services of various individuals to the Company.  The 1,479,000 shares (issued during 2004) were recorded at the fair market value of the shares on the date of issuance which was $0.45 per share for a total of $665,550. $42,000 of this amount has been recorded as deferred compensation in the Company’s financial statements as of December 31, 2005 for services to be rendered to the Company in the future, and $45,000 was capitalized to patent and acquired technology costs related to one of the Company’s developing products.

The following table summarizes information about equity awards that are outstanding as of December 31, 2005.

	Number of Shares of	Number of Shares of
	Common stock to be	Weighted Avg	Common Stock
	issued upon exercise	Exercise Price	Available for Future
	of Outstanding	of Outstanding	Issuance (excluding
Plan Category	Options*	Options	shares reflected in *)

Equity compensation
Plans approved by
Security holders	0	n/a	0

Equity compensation
plans not approved by
security holders	0	n/a	1,021,000

The Company’s Board of Directors has the sole authority to determine the terms of awards and other terms, conditions and restrictions of these non-plan options.  Any shares issued these options shall be subject to resale restrictions as shall be in force at the time of issuance of the shares, including sales volume and timing of the sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following related party transactions occurred during the years ended December 31, 2005 and 2004 which are required to be disclosed pursuant to Item 404 of Regulation S-B.

Stock Issuances to Related Parties

On October 20, 2005, the Company issued 1,211,840 shares of common stock in lieu of outstanding debt and other services rendered as follows:

 - 450,000 shares to the Company’s President, Doug Beplate, for past due wages totaling $30,000 and a bonus of $366,000;

 - 350,000 shares to the Company’s Secretary/Treasurer, Peter Clark, for past due wages totaling $37,500 and a bonus of $270,500;

 - 100,000 shares to the Company’s Chief Financial Officer, Steve Hanni, for past due wages totaling $45,000 and a bonus of $43,000;

 - 75,000 shares to a related consultant, Wendy Harper, for outstanding debt totaling $20,500 and other services rendered totaling $45,500.  Ms. Harper provides outside accounting, secretarial, and general managerial consulting services to the Company; and

 - 236,840 shares to the Company’s directors for past board service totaling $90,000.

On September 30, 2004, the Company issued 1,293,556 shares of common stock in lieu of outstanding debt and other services rendered and to be rendered as follows:

 - 250,000 shares to the Company’s President, Doug Beplate, for past due wages;

 - 325,000 shares to the Company’s Secretary/Treasurer, Peter Clark, for past due wages and other services rendered;

 - 318,556 shares to the Company’s Chief Financial Officer, Steve Hanni, for past due wages and for future compensation of $66,000 as of December 31, 2004; and

 - 400,000 shares to the Company’s directors for past board service.

Stock Options

During 2001, the Company modified 600,000 vested options of various officers and directors of the Company originally accounted for as fixed stock options and originally expiring on various dates between December 2001 and December 2003 to (i) reduce the exercise price to $0.49 per share (a price above the current market price of the Company's stock on the date of modification), and (ii) extend the expiration date to June 28, 2004.  Accordingly, these options originally were to be accounted for as variable stock options from the date of the modification.  The Company did not incur any compensation expense during 2005 or 2004 under these variable stock options.  Under variable stock options, the Company could incur additional compensation expense in the future arising from the excess of the fair market value of the Company’s stock over the exercise price of the related options.  400,000 of the 600,000 modified stock options were later cancelled during 2002 and the remaining 200,000 expired unexercised during 2004.

FINANCIAL AND OTHER INFORMATION

The Company’s most recent audited financial statements and other information are contained in the Company’s annual report on Form 10-KSB for the period ending December 31, 2005. Such reports once filed, are available to shareholders upon written request addressed to the Company at the Company’s executive offices, or on the Securities and Exchange Commission’s EDGAR web site at http://www.sec.gov.  We will mail a copy of our annual report without charge upon written request from any person who sets forth a good faith representation that he or she is a beneficial owner of our common stock as of July 27, 2006.  Requests should be sent to Emergency Filtration Products, Inc., 175 Cassia Way, Suite A115, Henderson, NV 89014, attn: Shareholder Information Requests.

SHAREHOLDER PROPOSALS

No proposals have been submitted by our shareholders for consideration at the Annual Meeting.  It is anticipated that the next meeting of shareholders will be held in the third quarter of 2007. Shareholders may present proposals for inclusion in the Information Statement to be mailed in connection with the next annual meeting of our shareholders, provided such proposals are received by us no later than 90 days prior to such meeting, and are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in connection therewith, directors, officers, and beneficial owners of more than 10% of our Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of our Common Stock.  Except for the following, we believe to the best of our knowledge that under the SEC’s rules for reporting of securities transactions by directors and executive officers, all required reports have been timely filed.

-

Mr. Beplate filed a late Form 4 in March 2006 reporting certain gifting transactions in December 2005.

-

Mr. Lazrus filed a late Form 4 in March 2006 reporting a stock sale earlier in the same month.

LEGAL MATTERS

None.

OTHER MATTERS

Our management does not know of any business other than referred to in the Notice which may be considered at the meeting.  If any other matters should properly come before the Annual Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

EMERGENCY FILTRATION PRODUCTS, INC.

By order of the Board of Directors

/S/ Douglas K. Beplate

Douglas K. Beplate, President

Las Vegas, Nevada

July 28, 2006

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY.

RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, OR FOLLOW INSTRUCTIONS ON THE PROXY CARD.

[PROXY CARD]

PROXY

EMERGENCY FILTRATION PRODUCTS, INC.

Annual Meeting of Shareholders

August 25, 2006

(This Proxy is Being Solicited by the Board of Directors)

The undersigned hereby appoints Douglas K. Beplate and Steve Hanni, and each of them, proxies, with full power of substitution, to vote the voting shares of Emergency Filtration Products, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company (the “Annual Meeting”) to be held Friday, August 25, 2006, at 9:00 am Pacific Time at the Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, NV 89014, or any adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxy will be voted “FOR” each proposal.

To vote in accordance with the Board of Directors’ recommendations, sign below.  The “FOR” boxes may, but need not, be checked.  To vote against any of the recommendations, check the appropriate box(es) marked “AGAINST” below.  To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1. Elect each of the following nominees as directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified. To vote against any individual nominee, strike a line through such nominee’s name. To withhold your vote for any individual nominee, strike a line through such nominee=s name and circle the name;

Douglas K. Beplate	David E. Bloom	Thomas Glenndahl	Raymond C.L. Yuan

FOR [ ]	AGAINST [ ]	WITHHOLD AUTHORITY [ ]

2. Ratify the appointment of Piercy Bowler Taylor & Kern as independent public accountants; and

FOR [ ]	AGAINST [ ]	WITHHOLD AUTHORITY [ ]

3. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

FOR [ ]	AGAINST [ ]	WITHHOLD AUTHORITY [ ]

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Name of Brokerage House [If Applicable]

Number of Shares Beneficially Held

_________________________________

_____________________________

Date: _____________

___________________

____________________

Signature

Signature (if held jointly)